EXHIBIT A

LOCK-UP LETTER AGREEMENT

UBS SECURITIES LLC
1285 Avenue of the Americas
New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Lumos Networks Corp., a Delaware corporation (the “Company”), and that you propose to reoffer the Stock to the public (the “Offering”).

In consideration of your execution of the Underwriting Agreement and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without your prior written consent the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (with the exception of a filing on Form S-8 related to the Company’s incentive plan) or (4) publicly disclose the intention to do any of the foregoing, for a period of 45 days after the date of the final prospectus relating to the Offering (such 45-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (A) any Common Stock to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock as (i) bona fide gifts, (ii) transfer by will or intestacy to the undersigned’s legal representatives or heirs, (iii) sales or other dispositions of shares of any class of the Company's capital stock, in each case, that are made exclusively between and among the undersigned or members of the undersigned's family (including any trust for the benefit of the undersigned or the undersigned’s immediate family), (iv) Common Stock withheld for tax purposes in connection with the vesting and distribution of Common Stock, (v)

transfer of shares of Common Stock to affiliates of the undersigned or to any investment fund or other entity controlled by the undersigned, its partners (if a partnership) or members (if a limited liability company) and (vi) Common Stock acquired by the undersigned in the open market transactions after the Offering; provided that it shall be a condition to any such transfer that (i) except in the case of (B)(ii) above, the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; (ii) except in the case of clause (A), (B)(iv), (B)(v) and (B)(vi) above, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), (iii) except in the case of clause (A), (B)(iv), (B)(v) and (B)(vi) above, each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies you at least two business days prior to the proposed transfer or disposition.

In addition, the restrictions set forth in the second paragraph of this Lock-Up Letter Agreement shall not prohibit or restrict the undersigned from (i) establishing a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided that no sales of Common Stock shall occur under such plan and no public disclosure of any such action shall be required or shall be made voluntarily by any person prior to the expiration of the Lock-Up Period, or (ii) disposing of shares of Common Stock pursuant to the terms of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act established on or prior to February 27, 2015 and not amended subsequent to such date.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock, pursuant to a tender offer for all of the voting securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination, in each case, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock, in connection with any such transaction, or vote any shares of Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock, in favor of any such transaction), provided that all shares of Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock, subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided further that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any shares of Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock, subject to this agreement shall remain subject to the restrictions herein.

Notwithstanding the foregoing paragraph, and to the extent that you are unable to publish research reports under Rule 139 of the Securities Act and/or pursuant to NASD Rule 2711 of the rules and regulations of the Financial Industry Regulatory Authority, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or material event, unless you waive such extension in writing.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the foregoing paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock or the Offering is not completed by April 1, 2015, the undersigned is hereby automatically released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the parties to the Underwriting Agreement will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between you, the Company and the selling stockholders named therein.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Quadrangle NTELOS Holdings II LP

By: Quadrangle NTELOS GP LLC, as its General Partner

By: Quadrangle (AIV2) Capital Partners II LP, as its Managing Member

By: Quadrangle GP Investors II LP, as its General Partner

By: QCP GP Investors II LLC, as its General Partner

By:	/s/ Michael Huber
	Name:	Michael Huber
	Title:	President and Managing Principal

Date:       March 11, 2015